Simplified Application for Aetna   [ ] Aetna Life Insurance and Annuity Company
Life Insurance                     [ ] Aetna Life Insurance Company
Part I                                 151 Farmington Avenue
                                       Hartford, Connecticut  06156
Section 1  Employer Information
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Company Name                              |Taxpayer Identification Number
                                          |
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Address (City, State, ZIP)

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Plan Administration Contact

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Owner Designation (Select One)             |Beneficiary Designation (Select One)
-------------------------------------------|-----------------------------------
[ ] Company         [ ] Insured            | [ ] Corporation (Name)
[ ] Other (e.g., Trustee.                  |
    Specify relationship to                |
    insured)                               |
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Owner Name                                 | [ ] Individual
                                           |     (Name and Relationship)
                                           |
-------------------------------------------|------------------------------------
Address (City, State, ZIP)                 | [ ] Other (e.g.; Trustee, Executors
                                           |     or Administrators)
                                           |
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Policy Information                         |
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State of Delivery                          | Basic Plan
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--------------------------------|----------------------- -----------------------
Death Benefit Option _______    |  Riders: ____________  $______ or ________ %
                                |          ____________  $______ or ________ %
                                |          ____________  $______ or ________ %
                                |          ____________  $______ or ________ %
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Coverage Information:  (Select one)            | Amount of life insurance
 [ ] See attached Census                       | presently in force or applied
 [ ] Face Amount $_____________                | for:
 [ ] Face Amount equals Salary Multiple?       |   (Aetna) $____________________
     [ ] 1x   [ ] 2x   [ ]3x   [ ] 4x   [ ] 5x |   (other companies) $__________
     Other _____________________               |________________________________
                                               | Will life insurance or annuity
                                               | in any company be replaced or
Is this an increase to an existing policy?     | changed if insurance applied
[ ]  Yes    [ ]  No                            | for is  issued?
                                                 [ ] Yes     [ ] No
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Section 2
---------------------------------------|-----------------------------|----------
Employee Name                          | Social Security Number      | Sex
                                       |                             |
-----------------------------------------------------|--------------------------
Address (City, State, ZIP)                           | Date of Birth (Mo-Day-Yr)
                                                     |
-----------------------------------|---------------------|----------------------
Occupation Title                   | Employee Number     |Hire Date (Mo-Day-Yr)
                                   |                     |
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List Duties

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                                                                 Yes   No
1.  Have you been actively at work daily on a full-time basis    [ ]  [ ]
    (35 hours/week) for the past 3 months? (Disregard vacation days, normal non-working days and absences that total less than 4 consecutive days.) If No, complete Part II.
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2.  Are you receiving or entitled to receive disability          [ ]  [ ]
    benefits?
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3.  Have you used any tobacco products in the past 12 months?    [ ]  [ ]
    If yes, specify:
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

Section 3 (Must be completed by Owner)
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Owner Taxpayer Identification Number
----------------------------------------------|---------------------------------
[ ] Individual Taxpayer Identification Number |  [ ]Partnership   [ ]Corporation
                                              |  [ ]Trustee       [ ]Other
    [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]             |     [ ][ ]-[ ][ ][ ][ ][ ][ ][ ]
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Certification. --- Under penalties of perjury, I certify that:

(1) The number shown above is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
    (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS notified me that I am no longer subject to backup withholding (does not apply to real estate transactions, mortgage interest paid, the acquisition or abandonment of secured property, contributions to an Individual Retirement Arrangement
    (IRA), and payments other than interest and dividends).

CERTIFICATION INSTRUCTIONS. --- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

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The answers above are true and complete to the best of my knowledge and belief.
I agree that coverage can take effect only if the proposed insured is alive, and all answers material to the risk are still true and complete when the policy is delivered and the entire first premium is paid for. I agree that no agent may alter the terms of the application or the policy. No agent may waive any of Aetna's rights or requirements.

If this is a request to exercise an option in an existing policy, the request will become effective in accordance with the terms of that option. If this is a request for change, any and all values may be used to pay for the change and to repay any loan indebtedness. The changed policy will be subject to any loan indebtedness not repaid. Any assignment in effect at the time of this request will apply to any new insurance issued.

Signature of (Proposed) Insured_______________________  Date__________________

Signature of Owner____________________________________  Date__________________

Signature of Agent____________________________________  Date__________________

Signed at (City and State)____________________________

70158-93